Exhibit 99.1

Company Contact: Michael J. Fitzpatrick Chief Financial Officer OceanFirst Financial Corp. Tel: (732) 240-4500, ext. 7506 Fax: (732) 349-5070 Email: Mfitzpatrick@oceanfirst.com

FOR IMMEDIATE RELEASE

OCEANFIRST FINANCIAL CORP.

ANNOUNCES YEAR-OVER-YEAR GROWTH IN

NET INCOME AND EARNINGS PER SHARE

TOMS RIVER, NEW JERSEY, October 20, 2011…OceanFirst Financial Corp. (NASDAQ:“OCFC”), the holding company for OceanFirst Bank (the “Bank”), today announced that year-to-date net income and diluted earnings per share both increased over the prior year. For the nine months ended September 30, 2011, net income was $15.3 million as compared to $14.6 million for the same prior year period. Diluted earnings per share rose 5.0%, to $0.84, for the nine months ended September 30, 2011, from $0.80 for the corresponding prior year period. For the three months ended September 30, 2011, net income was $5.1 million as compared to $5.2 million for the prior year period. Diluted earnings per share was $0.28, as compared to $0.29 for the corresponding prior year period. Additional highlights for the quarter included:

•	The combination of solid earnings and increased other comprehensive income has boosted shareholder book value by 7.2% year-to-date to $11.46 per share.

•	Deposits grew during the quarter by $48.7 million, or 3.0%, driven by a $36.1 million increase in core deposits.

•	The Company remains well-capitalized with a tangible common equity ratio of 9.46% at September 30, 2011.

The Company also announced that the Board of Directors declared its fifty-ninth consecutive quarterly cash dividend on common stock. The dividend for the quarter ended September 30, 2011 was declared in the amount of $0.12 per share to be paid on November 10, 2011 to shareholders of record on October 31, 2011.

Chairman and CEO John R. Garbarino observed, “Our solid, consistent earnings coupled with controlled growth in the balance sheet continues to fortify our capital position. This strong base and conservative provisioning practices should prove to be an effective buffer against any future credit concerns in these continued unsettled times.”

Results of Operations

Net income for the three months ended September 30, 2011 was $5.1 million, or $0.28 per diluted share, as compared to net income of $5.2 million, or $0.29 per diluted share for the corresponding prior year period. For the nine months ended September 30, 2011 net income increased to $15.3 million, or $0.84 per diluted share, as compared to net income of $14.6 million, or $0.80 per diluted share, for the corresponding prior year period.

Net interest income for the three and nine months ended September 30, 2011 was $19.1 million and $58.1 million, respectively, as compared to $19.6 million and $58.2 million, respectively, in the same prior year periods, reflecting a lower net interest margin partly offset by greater interest-earning assets. The net interest margin decreased to 3.55% and 3.61%, respectively, for the three and nine months ended September 30, 2011 from 3.73% and 3.75%, respectively, in the same prior year periods due to increased average deposits which were invested into interest-earning deposits and investment securities at a modest net interest spread.

Additionally, high loan refinance volume caused yields on loans and mortgage-backed securities to trend downward. The yield on average interest-earning assets decreased to 4.37% and 4.47%, respectively, for the three and nine months ended September 30, 2011, as compared to 4.90% and 4.94%, respectively, in the same prior year periods. The cost of average interest-bearing liabilities decreased to 0.92% and 0.98%, respectively, for the three and nine months ended September 30, 2011, as compared to 1.32% and 1.33%, respectively, in the same prior year periods. Average interest-earning assets increased $47.3 million, or 2.3%, and $76.4 million, or 3.7%, respectively, for the three and nine months ended September 30, 2011, as compared to the same prior year periods. The increase in average interest-earning assets was primarily due to the increase in average investment securities which increased $92.0 million and $82.5 million, respectively, for the three and nine months ended September 30, 2011, as compared to the same prior year periods and the increase in average interest-earning deposits and short-term investments which increased $37.6 million and $24.3 million, respectively, for the three and nine months ended September 30, 2011 as compared to the same prior year periods. Average interest-bearing liabilities increased $22.7 million and $50.9 million, respectively, for the three and nine months ended September 30, 2011, as compared to the same prior year periods. The increase in average interest-bearing liabilities resulted from higher average interest-bearing deposits of $47.0 million and $165.0 million, respectively, partly offset by a decrease in average borrowed funds of $24.4 million and $114.1 million.

For the three and nine months ended September 30, 2011, the provision for loan losses was $1.9 million and $5.8 million, respectively, as compared to $1.6 million and $6.0 million, respectively, for the corresponding prior year periods.

Other income decreased to $3.7 million for the three months ended September 30, 2011, as compared to $4.2 million in the same prior year period. For the nine months ended September 30, 2011, other income increased to $11.1 million as compared to $10.8 million in the same prior year period. The decrease for the three months ended September 30, 2011 as compared to the same prior year period is primarily due to a decrease in the net gain on the sale of loans of $513,000 due to a decrease in the volume of loans sold. Additionally during the quarter, the Company recognized an other-than-temporary impairment loss on equity securities of $148,000. For the nine months ended September 30, 2011, the impairment loss of $148,000 was offset by a net increase in fees and service charges of $390,000.

Operating expenses decreased by 4.6%, to $13.1 million, and 0.2%, to $39.6 million, respectively, for the three and nine months ended September 30, 2011, as compared to $13.8 million and $39.7 million, respectively, for the corresponding prior year periods. The decrease for the three months ended September 30, 2011 as compared to the corresponding prior year period was primarily due to lower compensation and employee benefits costs, which decreased by $189,000, or 2.6%, to $7.1 million and lower Federal deposit insurance which decreased by $100,000 due to a lower assessment rate and a change in the assessment methodology from deposit-based to a total liability-based assessment. For the nine months ended September 30, 2011, occupancy expense benefited from the negotiated settlement of the remaining office lease obligation at Columbia Home Loans, LLC (“Columbia”), the Company’s mortgage banking subsidiary, which was shuttered in the fourth quarter of 2007.

The provision for income taxes was $2.7 million and $8.5 million, respectively, for the three and nine months ended September 30, 2011, as compared to $3.2 million and $8.7 million, respectively, for the same prior year periods. The effective tax rate decreased to 35.1% and 35.6%, respectively, for the three and nine months ended September 30, 2011, as compared to 37.8% and 37.4%, respectively, in the same prior year periods.

Financial Condition

Total assets increased by $30.5 million, or 1.4%, to $2,281.8 million at September 30, 2011, from $2,251.3 million at December 31, 2010. Cash and due from banks increased by $39.0 million, to $70.5 million at September 30, 2011, as compared to $31.5 million at December 31, 2010. Investment securities available for sale increased by $65.1 million, to $157.0 million at September 30, 2011, as compared to $91.9 million at December 31, 2010, due to purchases of short-term government agency securities. Loans receivable, net decreased by $72.7 million, or 4.4%, to $1,588.1 million at September 30, 2011, from $1,660.8 million at December 31, 2010, primarily due to sales and prepayments of one-to-four family loans.

Deposits increased by $23.9 million, or 1.4%, to $1,687.9 million at September 30, 2011, from $1,664.0 million at December 31, 2010. An increase of $34.1 million in core deposits (i.e. all deposits excluding time deposits) was partly offset by a decline in time deposits, which decreased $10.2 million as the Bank continued to moderate its pricing for this product. Stockholders’ equity increased 7.3%, to $215.9 million at September 30, 2011, as compared to $201.3 million at December 31, 2010, primarily due to net income and a reduction in accumulated other comprehensive loss partly offset by the cash dividend on common stock.

Asset Quality

The Company’s non-performing loans totaled $48.4 million at September 30, 2011, a $10.9 million increase from $37.5 million at December 31, 2010, primarily due to the second quarter addition of one large loan relationship comprised of two commercial real estate loans and one commercial loan totaling $5.7 million. The loans are collateralized by commercial and residential real estate, all business assets and a personal guarantee. An appraisal performed in May 2011 values the real estate collateral at $7.9 million net of delinquent real estate taxes. Additionally, non-performing one-to-four family real estate loans increased $6.1 million at

September 30, 2011, as compared to December 31, 2010 due to continued economic stress and the extended foreclosure process in the State of New Jersey. Net loan charge-offs increased to $2.5 million for the nine months ended September 30, 2011, as compared to $2.1 million for the corresponding prior year period. For the nine months ended September 30, 2011 net charge-offs included $180,000 of loans originated by Columbia. For the quarter ended September 30, 2011, non-performing loans increased $1.7 million as compared to the prior linked quarter and net loan charge-offs were $399,000 for the three months ended September 30, 2011.

The reserve for repurchased loans, which is included in other liabilities in the Company’s consolidated statements of financial condition, was $809,000 at September 30, 2011, unchanged from December 31, 2010. There was no provision for repurchased loans and no charge-offs during the nine months ended September 30, 2011. At September 30, 2011, there was one outstanding loan repurchase request on a loan with a total principal balance of $180,000.

Conference Call

As previously announced, the Company will host an earnings conference call on Friday, October 21, 2011 at 11:00 a.m. Eastern time. The direct dial number for the call is (877) 317-6789. For those unable to participate in the conference call, a replay will be available. To access the replay, dial (877) 344-7529, Replay Conference Number 10004769, from one hour after the end of the call until November 7, 2011. The conference call, as well as the replay, are also available (listen-only) by internet webcast at www.oceanfirst.com in the Investor Relations section.

* * *

OceanFirst Financial Corp.’s subsidiary, OceanFirst Bank, founded in 1902, is a federally-chartered savings bank with $2.3 billion in assets and twenty-three branches located in Ocean, Monmouth and Middlesex Counties, New Jersey. The Bank is the largest and oldest community-based financial institution headquartered in Ocean County, New Jersey.

OceanFirst Financial Corp.’s press releases are available by visiting us at www.oceanfirst.com.

Forward-Looking Statements

This news release contains certain forward-looking statements within the meaning of the Private Securities Reform Act of 1995, which are based on certain assumptions and describe future plans, strategies and expectations of the Company. These forward-looking statements are generally identified by use of the words “believe,” “expect,” “intend,” “anticipate,” “estimate,” “project,” “will,” “should,” “may,” “view,” “opportunity,” “potential,” or similar expressions or expressions of confidence. The Company’s ability to predict results or the actual effect of future plans or strategies is inherently uncertain. Factors which could have a material adverse effect on the operations of the Company and the subsidiaries include, but are not limited to, changes in interest rates, general economic conditions, levels of unemployment in the Bank’s lending area, legislative/regulatory changes, monetary and fiscal policies of the U.S. Government, including policies of the U.S. Treasury and the Federal Reserve Board, the quality or composition of the loan or investment portfolios, demand for loan products, deposit flows, competition, demand for financial services in the Company’s market area and accounting principles and guidelines. These risks and uncertainties are further discussed in the Company’s Annual Report on Form 10-K for the year ended December 31, 2010 and should be considered in evaluating forward-looking statements and undue reliance should not be placed on such statements. The Company does not undertake – and specifically disclaims any obligation – to publicly release the result of any revisions which may be made to any forward-looking statements to reflect events or circumstances after the date of such statements or to reflect the occurrence of anticipated or unanticipated events.

OceanFirst Financial Corp.

CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION

(dollars in thousands, except per share amounts)

	September 30, 2011	December 31, 2010	September 30, 2010
	(unaudited)		(unaudited)
ASSETS
Cash and due from banks	$70,457	$31,455	$29,632
Investment securities available for sale	157,035	91,918	68,919
Federal Home Loan Bank of New York stock, at cost	18,161	16,928	17,425
Mortgage-backed securities available for sale	346,292	341,175	343,410
Loans receivable, net	1,588,115	1,660,788	1,665,997
Mortgage loans held for sale	3,083	6,674	4,086
Interest and dividends receivable	6,404	6,446	7,085
Real estate owned, net	1,193	2,295	2,242
Premises and equipment, net	22,464	22,488	21,843
Servicing asset	4,933	5,653	5,661
Bank Owned Life Insurance	41,663	40,815	40,594
Other assets	21,992	24,695	18,484

Total assets	$2,281,792	$2,251,330	$2,225,378

LIABILITIES AND STOCKHOLDERS’ EQUITY
Deposits	$1,687,906	$1,663,968	$1,623,516
Securities sold under agreements to repurchase with retail customers	71,745	67,864	70,874
Federal Home Loan Bank advances	266,000	265,000	280,000
Other borrowings	27,500	27,500	27,500
Due to brokers	—	—	3,456
Advances by borrowers for taxes and insurance	6,706	6,947	7,782
Other liabilities	6,038	18,800	12,821

Total liabilities	2,065,895	2,050,079	2,025,949

Stockholders’ equity:
Common stock, $.01 par value, 55,000,000 shares authorized, 33,566,772 shares issued and 18,846,122, 18,822,556 and 18,822,556 shares outstanding at September 30, 2011, December 31, 2010, and September 30, 2010, respectively	336	336	336
Additional paid-in capital	261,392	260,739	260,435
Retained earnings	183,405	174,677	171,085
Accumulated other comprehensive loss	(794)	(5,560)	(3,413)
Less: Unallocated common stock held by Employee Stock Ownership Plan	(4,266)	(4,484)	(4,557)
Treasury stock, 14,720,650, 14,744,216 and 14,744,216 shares at September 30, 2011, December 31, 2010 and September 30, 2010, respectively	(224,176)	(224,457)	(224,457)
Common stock acquired by Deferred Compensation Plan	(904)	(946)	(951)
Deferred Compensation Plan Liability	904	946	951

Total stockholders’ equity	215,897	201,251	199,429

Total liabilities and stockholders’ equity	$2,281,792	$2,251,330	$2,225,378

OceanFirst Financial Corp.

CONSOLIDATED STATEMENTS OF INCOME

(in thousands, except per share amounts)

	For the three months ended September 30,		For the nine months ended September 30,
	2011	2010	2011	2010
	(unaudited)		(unaudited)
Interest income:
Loans	$20,357	$22,314	$62,546	$66,524
Mortgage-backed securities	2,500	2,976	7,730	8,923
Investment securities and other	586	438	1,696	1,164

Total interest income	23,443	25,728	71,972	76,611

Interest expense:
Deposits	2,502	3,781	8,104	10,693
Borrowed funds	1,869	2,379	5,813	7,683

Total interest expense	4,371	6,160	13,917	18,376

Net interest income	19,072	19,568	58,055	58,235
Provision for loan losses	1,850	1,600	5,750	6,000

Net interest income after provision for loan losses	17,222	17,968	52,305	52,235

Other income:
Loan servicing income	96	72	292	231
Fees and service charges	2,847	2,760	8,507	8,117
Other-than-temporary impairment losses on investment securities	(148)	—	(148)	—
Net gain on sales of loans available for sale	697	1,210	2,066	2,215
Net loss from other real estate operations	(80)	(45)	(482)	(408)
Income from Bank Owned Life Insurance	317	220	848	624
Other	2	2	4	6

Total other income	3,731	4,219	11,087	10,785

Operating expenses:
Compensation and employee benefits	7,137	7,326	21,293	20,907
Occupancy	1,279	1,325	3,778	4,117
Equipment	511	568	1,803	1,581
Marketing	456	514	1,212	1,341
Federal deposit insurance	563	663	2,027	1,983
Data processing	886	858	2,672	2,521
Legal	207	279	634	843
Check card processing	320	311	924	937
Accounting and audit	129	143	442	465
Other operating expense	1,643	1,773	4,859	5,027

Total operating expenses	13,131	13,760	39,644	39,722

Income before provision for income taxes	7,822	8,427	23,748	23,298
Provision for income taxes	2,748	3,189	8,466	8,704

Net income	$5,074	$5,238	$15,282	$14,594

Basic earnings per share	$0.28	$0.29	$0.84	$0.80

Diluted earnings per share	$0.28	$0.29	$0.84	$0.80

Average basic shares outstanding	18,227	18,146	18,190	18,137

Average diluted shares outstanding	18,276	18,194	18,239	18,186

OceanFirst Financial Corp.

SELECTED CONSOLIDATED FINANCIAL DATA

(in thousands, except per share amounts)

	At September 30, 2011	At December 31, 2010	At September 30, 2010

STOCKHOLDERS’ EQUITY
Stockholders’ equity to total assets	9.46%	8.94%	8.96%
Common shares outstanding (in thousands)	18,846	18,823	18,823
Stockholders’ equity per common share	$11.46	$10.69	$10.59
Tangible stockholders’ equity per common share	11.46	10.69	10.59

ASSET QUALITY
Non-performing loans:
Real estate – one-to-four family	$32,649	$26,577	$21,776
Commercial real estate	9,660	5,849	6,822
Construction	71	368	368
Consumer	5,245	4,626	4,132
Commercial	773	117	674

Total non-performing loans	48,398	37,537	33,772
REO, net	1,193	2,295	2,242

Total non-performing assets	$49,591	$39,832	$36,014

Delinquent loans 30 to 89 days	$11,374	$14,421	$18,376

Allowance for loan losses	$22,905	$19,700	$18,593

Allowance for loan losses as a percent of total loans receivable	1.42%	1.17%	1.10%
Allowance for loan losses as a percent of non-performing loans	47.33	52.48	55.05
Non-performing loans as a percent of total loans receivable	3.00	2.23	2.00
Non-performing assets as a percent of total assets	2.17	1.77	1.62

	For the three months ended September 30,		For the nine months ended September 30,
	2011	2010	2011	2010
PERFORMANCE RATIOS (ANNUALIZED)
Return on average assets	0.89%	0.94%	0.90%	0.89%
Return on average stockholders’ equity	9.48	10.71	9.81	10.30
Interest rate spread	3.45	3.58	3.49	3.61
Interest rate margin	3.55	3.73	3.61	3.75
Operating expenses to average assets	2.31	2.48	2.34	2.43
Efficiency ratio	57.58	57.85	57.34	57.55

OceanFirst Financial Corp.

SELECTED LOAN AND DEPOSIT DATA

(in thousands)

LOANS RECEIVABLE
	At September 30, 2011	At December 31, 2010
Real estate:
One-to-four family	$891,440	$955,063
Commercial real estate, multi-family and land	467,564	435,127
Construction	6,740	13,748
Consumer	198,237	205,725
Commercial	47,680	76,692

Total loans	1,611,661	1,686,355
Loans in process	(1,771)	(4,055)
Deferred origination costs, net	4,213	4,862
Allowance for loan losses	(22,905)	(19,700)

Total loans, net	1,591,198	1,667,462
Less: mortgage loans held for sale	3,083	6,674

Loans receivable, net	$1,588,115	$1,660,788

Mortgage loans serviced for others	$896,974	$913,778
Loan pipeline	87,484	84,113

	For the three months ended September 30,		For the nine months ended September 30,
	2011	2010	2011	2010
Loan originations	$61,018	$129,360	$234,989	$347,722
Loans sold	28,593	50,188	95,131	100,341
Net charge-offs	399	153	2,545	2,130

DEPOSITS
	At September 30, 2011	At December 31, 2010
Type of Account
Non-interest-bearing	$145,058	$126,429
Interest-bearing checking	923,727	920,324
Money market deposit	118,427	108,421
Savings	225,759	223,650
Time deposits	274,935	285,144

	$1,687,906	$1,663,968

OceanFirst Financial Corp.

ANALYSIS OF NET INTEREST INCOME

	FOR THE THREE MONTHS ENDED SEPTEMBER 30,
	2011			2010
	AVERAGE BALANCE	INTEREST	AVERAGE YIELD/ COST	AVERAGE BALANCE	INTEREST	AVERAGE YIELD/ COST
	(Dollars in thousands)
Assets
Interest-earning assets:
Interest-earning deposits and short-term investments	$43,922	$21	0.19%	$6,300	$4	0.25%
Investment securities (1)	151,642	363	0.96	59,692	156	1.05
FHLB stock	18,233	202	4.43	17,869	278	6.22
Mortgage-backed securities (1)	328,830	2,500	3.04	344,579	2,976	3.45
Loans receivable, net (2)	1,603,735	20,357	5.08	1,670,590	22,314	5.34

Total interest-earning assets	2,146,362	23,443	4.37	2,099,030	25,728	4.90

Non-interest-earning assets	122,660			118,312

Total assets	$2,269,022			$2,217,342

Liabilities and Stockholders’ Equity
Interest-bearing liabilities:
Transaction deposits	$1,253,509	1,289	0.41	$1,180,155	2,365	0.80
Time deposits	270,261	1,213	1.80	296,579	1,416	1.91

Total	1,523,770	2,502	0.66	1,476,734	3,781	1.02
Borrowed funds	366,813	1,869	2.04	391,169	2,379	2.43

Total interest-bearing liabilities	1,890,583	4,371	0.92	1,867,903	6,160	1.32

Non-interest-bearing deposits	152,030			137,595
Non-interest-bearing liabilities	12,224			16,253

Total liabilities	2,054,837			2,021,751
Stockholders’ equity	214,185			195,591

Total liabilities and stockholders’ equity	$2,269,022			$2,217,342

Net interest income		$19,072			$19,568

Net interest rate spread (3)			3.45%			3.58%

Net interest margin (4)			3.55%			3.73%

	FOR THE NINE MONTHS ENDED SEPTEMBER 30,
	2011			2010
	AVERAGE BALANCE	INTEREST	AVERAGE YIELD/ COST	AVERAGE BALANCE	INTEREST	AVERAGE YIELD/ COST
	(Dollars in thousands)
Assets
Interest-earning assets:
Interest-earning deposits and short-term investments	$27,027	$45	0.22%	$2,685	$5	0.25%
Investment securities (1)	139,734	1,004	0.96	57,226	423	0.99
FHLB stock	17,930	647	4.81	22,091	736	4.44
Mortgage-backed securities (1)	333,607	7,730	3.09	337,515	8,923	3.52
Loans receivable, net (2)	1,626,568	62,546	5.13	1,648,991	66,524	5.38

Total interest-earning assets	2,144,866	71,972	4.47	2,068,508	76,611	4.94

Non-interest-earning assets	117,484			111,795

Total assets	$2,262,350			$2,180,303

Liabilities and Stockholders’ Equity
Interest-bearing liabilities:
Transaction deposits	$1,255,228	4,457	0.47	$1,059,780	6,412	0.81
Time deposits	272,197	3,647	1.79	302,627	4,281	1.89

Total	1,527,425	8,104	0.71	1,362,407	10,693	1.05
Borrowed funds	371,631	5,813	2.09	485,731	7,683	2.11

Total interest-bearing liabilities	1,899,056	13,917	0.98	1,848,138	18,376	1.33

Non-interest-bearing deposits	140,655			125,953
Non-interest-bearing liabilities	15,015			17,208

Total liabilities	2,054,726			1,991,299
Stockholders’ equity	207,624			189,004

Total liabilities and stockholders’ equity	$2,262,350			$2,180,303

Net interest income		$58,055			$58,235

Net interest rate spread (3)			3.49%			3.61%

Net interest margin (4)			3.61%			3.75%

(1)	Amounts are recorded at average amortized cost.
(2)	Amount is net of deferred loan fees, undisbursed loan funds, discounts and premiums and estimated loss allowances and includes loans held for sale and non-performing loans.
(3)	Net interest rate spread represents the difference between the yield on interest-earning assets and the cost of interest-bearing liabilities.
(4)	Net interest margin represents net interest income divided by average interest-earning assets.